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                                                                    EXHIBIT 99.1



                   [LETTERHEAD OF SALOMON SMITH BARNEY INC.]



The Board of Directors
Oshap Technologies Ltd.
16 Hagalim Avenue
Herzliya 46733 Israel

Members of the Board:

We hereby consent to the inclusion of our opinion letter dated March 9, 1999 as Appendix B to, and to the reference thereto under the caption "The Arrangement and Related Transactions -- Opinions of Oshap's Financial Advisors -- Opinion of Salomon Smith Barney" in, the Proxy Statement/Prospectus of Oshap Technologies Ltd. ("Oshap") and SunGard Data Systems Inc. ("SunGard") relating to the proposed arrangement between Oshap and SunGard, which Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of SunGard. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                                            By  /s/ SALOMON SMITH BARNEY INC.
                                                -------------------------------
                                                SALOMON SMITH BARNEY INC.



New York, New York
May 12, 1999